UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2024

BLUE FOUNDRY BANCORP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40619	86-2831373
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

19 Park Avenue, Rutherford, New Jersey		07070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 939-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BLFY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                      Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Blue Foundry Bancorp (the “Company”) was held on May 16, 2024.  There were outstanding, as of the close of business on April 5, 2024 (the record date for the annual meeting), 23,930,547 shares of Common Stock of the Company, each entitled to one vote per share, constituting the only class of shares entitled to vote at the meeting.  There were present at the meeting, either in person or by valid proxy, the holders of 20,363,773 shares, or 85%, of the Company, constituting a quorum. The final results of the vote on each matter submitted to a vote of shareholders are as follows:

1.	The following individuals were elected as directors of the Company for three-year terms or until their successors are duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes

Kenneth Grimbilas	14,921,219	1,619,231	3,823,323
Jonathan Shaw	14,963,281	1,577,169	3,823,323

2.	The appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified by the following vote:

For	Against	Abstentions
19,447,736	244,414	671,623

3.	The shareholder non-binding proposal recommending sale or merger of the Company was not approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
2,105,970	14,183,158	251,322	3,823,323

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blue Foundry Bancorp
DATE: May 16, 2024	By:	/s/ James D. Nesci
James D. Nesci President and Chief Executive Officer